US AIRWAYS GROUP, INC.
                NONEMPLOYEE DIRECTOR DEFERRED STOCK UNIT PLAN

               (as amended and restated effective May 16, 2000)


1.  PURPOSE
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    1.1  The US Airways Group, Inc. Nonemployee Director Deferred Stock
Unit Plan is intended to increase the alignment of the interests of eligible members of the Board with the interests of stockholders of the Corporation by increasing their incentive to contribute to the success of the Corporation's business through the grant of Deferred Stock Units.

    1.2 The Plan is intended to comply with Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time, and shall be construed to so comply.

2.  Definitions
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    When used in this Plan, unless the context otherwise requires:

    (a)  "Board" shall mean the Board of Directors of the Corporation.

    (b)  "Change of Control" shall mean:

                (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Group Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation or any of its Subsidiaries, (y) any acquisition by any employee benefit plan
(or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries, or (z) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common
Stock and Outstanding Group Voting Securities immediately prior to such acquisition, in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

                (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

                (iii) Consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation do not following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

                (iv)  Approval by the shareholders of the Corporation of
(x) a complete liquidation or dissolution of the Corporation or
(y) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 85% of, respectively, the then outstanding




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shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

                (v) The acquisition by an individual, entity or group of beneficial ownership of 20% or more of the then outstanding securities of the Corporation, including both voting and non-voting securities, provided, however, that such acquisition shall only constitute a change of control in the event that such individual, entity or group also obtains the power to elect by class vote, cumulative voting or otherwise to appoint 20% or more of the total number of directors to the Board.

    (c) "Committee" shall mean the Human Resources Committee of the Board or such other committee as may be designated by the Board.

    (d)  "Corporation" shall mean US Airways Group, Inc.

    (e) "Date of Grant" shall mean the date on which Deferred Stock Units are granted pursuant to Section 5.1.

    (f)  "Deferred Stock Units" shall mean the units issued pursuant to
Section 5 hereof.

    (g) "Eligible Director" shall mean each member of the Board who (i) is not at the time of reference an employee of the Corporation or any Subsidiary, (ii) is not serving on the Board pursuant to rights exercised by a preferred stockholder of the Corporation, and (iii) in the case of an individual first becoming a member of the Board after January 1, 1996, was not previously an employee of the Corporation or any Subsidiary.

    (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    (i) "Fair Market Value" shall mean the average of the high and low sales

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prices of the Stock as reported on the New York Stock Exchange
Composite Tape on the date as of which such value is being determined or, if there shall be no sale on that date, then on the last previous day on which a sale was reported.

    (j) "Plan" shall mean the US Airways Group, Inc. Nonemployee Director Deferred Stock Unit Plan, as such Plan may be amended from time to time.

    (k)  "Stock" shall mean the common stock of the Corporation.

    (l) "Subsidiary" shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation or by a Subsidiary of the Corporation.

3.  Administration
    --------------
     3.1  The Plan shall be administered by the Committee.

     3.2 The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan, provided that the Committee shall have no discretion with respect to the grantee, amount, price or timing of any Deferred Stock Unit. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons. Deferred Stock Units shall be evidenced by agreements in such form as shall be determined from time to time by the Committee, provided that the terms and conditions of each such agreement are not inconsistent with this Plan.

4.  Capital Adjustments
    -------------------
     4.1 In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or a similar corporate transaction, the class of shares available under the Plan, and the number or class of shares of Stock represented by Deferred Stock Units granted hereunder shall be proportionately adjusted to reflect any such transaction.


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5.  Grant of Deferred Stock Units
    -----------------------------

     5.1  Annual Grant.  The Corporation shall establish a bookkeeping
          ------------
account for each Eligible Director. On the first business day following the 1996 annual meeting of stockholders of the Corporation, the bookkeeping account of each Eligible Director shall automatically be credited with 500 Deferred Stock Units. Thereafter, on the first business day following the annual meeting of stockholders of the Corporation held in each year subsequent to 1996 and prior to the termination of the Plan, the bookkeeping account of each Eligible Director shall automatically be credited with 500 Deferred Stock Units.

    5.2  Terms and Conditions of Deferred Stock Units.
         --------------------------------------------

               (a) VESTING. The Deferred Stock Units shall become nonforfeitable on the earliest to occur of (i) the first anniversary of the Date of Grant, (ii) the Eligible Director's death, disability or termination of service as a director upon completion of the last term of office to which such director was elected, or (iii) the occurrence of a Change of Control. If an Eligible Director otherwise terminates service as a Director, any Deferred Stock Units that are forfeitable shall be forfeited as of the date of such termination of service.

               (b) DIVIDEND EQUIVALENTS. As of each dividend payment date declared with respect to the Stock, the Corporation shall credit to each bookkeeping account a number of additional Deferred Stock Units equal to
(i) the product of (x) the dividend per share of Stock payable on such dividend payment date and (y) the number of Deferred Stock Units credited to such account as of the applicable dividend record date divided by (ii) the Fair Market Value of a share of Stock on such dividend payment date.

               (c) PAYMENT WITH RESPECT TO DEFERRED STOCK UNITS. On the February 1st immediately following the termination of service of an Eligible Director the Eligible Director shall receive a lump sum cash payment equal to the product of (i) the average of the Fair Market Value of a share of Stock for the five business days immediately preceding such February 1st and (ii) the number of nonforfeitable Deferred Stock Units then credited to such Eligible Director's account. Notwithstanding the foregoing, an Eligible Director may elect to receive the distribution with respect to his or her account in a number of annual installments commencing on the February 1st immediately following the termination of service of such Eligible Director, the number of such annual installments to be elected by the Eligible Director, but in no event to exceed four. In the event an Eligible Director makes such an election, the amount of each such installment shall be determined based upon the average of the Fair Market Value of a share of Stock for the five business days immediately preceding the date such installment payment is made. Any election by an Eligible Director to receive


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distribution with respect to his or her account in annual installments and with respect to the number of such installments may be made or changed at any time without limitation provided, however, that any such election (and any modification or revocation of any such election) shall not be given effect unless made at least forty-five days prior to the Eligible Director's termination of service. Each Eligible Director whose termination of service as a director occurs (i) after such Eligible Director has been a member of the Board for at least five (5) years or (ii) due to his for her death or disability shall also receive, at the time of the lump sum payment pursuant to the first sentence of this Section 5.2(c) or at the time of each annual installment pursuant to the second sentence of this Section 5.2(c), an additional amount (the "Tax Liability Payment") such that the net amount of the Tax Liability Payment retained by the Eligible Director, after deduction of any federal, state and local income tax upon the Tax Liability Payment, shall be equal to the total federal, state and local income tax owed by the Eligible Director in respect of such lump sum payment or installment, as the case may be. For purposes of determining the amount of each Tax Liability Payment, the Eligible Director shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which such Tax Liability Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Eligible Director's residence on the date on which the Tax Liability Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes."

                   (d) RIGHTS WITH RESPECT TO DEFERRED STOCK UNITS. The holder of Deferred Stock Units shall have none of the rights of a stockholder of the Corporation. The Corporation's obligation hereunder with respect to Deferred stock Units shall be an unsecured promise to pay the amount described in Section 5(c) above at the times described therein.

6.  Effective Date; Term of Plan
    ----------------------------
     6.1  The Plan shall be effective as of May 22, 1996.

     6.2 The Plan shall remain in effect until all Deferred Stock Units have been paid under the terms of the Plan, provided that no Deferred Stock Units may be granted after the tenth anniversary of the effective date of the Plan.

7.  Amendment; Termination
    ----------------------
     7.1 The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that
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 the provisions of Section 5 shall not be amended more than every six months, other than to comport with

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changes in the Internal Revenue Code of 1986, as amended, the Employee
Retirement Income Security Act, as amended, or the rules thereunder. The termination or any modification or amendment of the Plan shall not, without the consent of a director, affect his or her rights under a grant of Deferred Stock Units.

8.  Miscellaneous
    -------------
     8.1 Deferred Stock Units granted hereunder shall not be assignable or transferable by the director except by will or by the laws of descent and distribution.

     8.2 Nothing in the Plan shall be construed as conferring any right upon any director to continue as a member of the Board.

     8.3 The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

     8.4 TAX WITHHOLDING. The Corporation shall have the right to require, prior to any payment hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.










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(..continued)